SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2011

Diamond Information Institute, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-149978	22-2935867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Ave, Suite 1454 Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 666-8570

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 1, 2011, Board of Directors of the Registrant accepted the resignation of Sadler, Gibb & Associates (“SG&A”), as its independent registered public accounting firm. Also on July 1, 2011, the accounting firm of Li & Company, PC (“Li & Co.”) was engaged as the Registrant’s new independent registered public accounting firm. The Board of Directors of the Registrant approved the appointment of Li & Co. as its independent auditor.

There have been no disagreements between the Company and SG&A on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of SG&A, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

On July 1, 2011, the Registrant engaged Li & Co. as its independent registered public accounting to provide reviews of its financial statements and quarterly filings of Form 10-Q for the quarterly periods ended September 30, 2010, March 31, 2011, June 30, 2011 and September 30, 2011, and to provide audit services for the annual filing of Form 10-K for the period ended December 31, 2010.  Prior to such date, the Registrant, did not consult with Li & Co. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant is currently in the process of having its financial statements to be included in the Forms 10Q for the periods ended September 30, 2010 and March 31, 2011 reviewed by Li & Co. and the financial statements to be included in its Form 10K for the year ended December 31, 2010 audited by Li & Co.

Item 9.01 Exhibits

Exhibit Number	Description
16.1	Letter, Sadler, Gibb & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Information Institute, Inc.

/s/ Christopher Glover

Christopher Glover

Chief Executive Officer

Date:  July 22, 2011

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